Exhibit 99.1

urban-gro, Inc. Reports Record Fourth Quarter and Full Year 2021 Financial Results and Provides 2022 Full Year Guidance

●	Record fourth quarter revenue of $19.0 million, representing growth of 106% compared to the prior year period; organic revenue growth was 77.6%, excluding contribution from the 2WR+ acquisition. Full year 2021 revenue was $62.1 million, representing growth of 140%.
●	Fourth quarter net loss of ($0.6) million; full year 2021 net loss was ($0.9) million
●	Fourth quarter Adjusted EBITDA[1] of $0.5 million; full year 2021 Adjusted EBITDA of $2.7 million, representing an Adjusted EBITDA margin of 4.3% of revenue
●	Project backlog of contractually committed equipment and service orders with deposits received was $30.2 million as of December 31, 2021
●	Strong balance sheet with $34.6 million in cash and no debt
●	Provides 2022 revenue guidance of greater than $110 million and Adjusted EBITDA guidance of greater than $5.0 million, including partial year contribution from the announced acquisition of Emerald Construction Management Inc. which is expected to close in April 2022.
●	Company to host conference call and webcast today, March 29 at 4:30 PM ET

LAFAYETTE, Colo. Mar. 29, 2022 — urban-gro, Inc. (Nasdaq: UGRO) (“urban-gro” or the “Company”), a fully integrated architectural, engineering and cultivation systems integration company focused on the indoor Controlled Environment Agriculture (“CEA”) market, today reported record fourth quarter and full year financial results and provided full year 2022 guidance.

Bradley Nattrass, Chairman and CEO, commented, “I am thrilled about our strong fourth quarter results, which capped off a record full year performance for urban-gro. In 2021, we more than doubled the company from a revenue perspective, achieved positive Adjusted EBITDA, built our backlog to record levels, and expanded our integrated service model with the strategic acquisition of the architect firm, 2WR. Building upon that momentum entering 2022, earlier this month we announced the pending acquisition of Emerald Construction, which adds an accretive and highly complementary CEA-experienced construction management services solution to our offering and further optimizes our in-house capabilities to provide complete design-built facilities to our clients. With these additional capabilities, we are in an ideal position to accelerate our momentum in the global CEA industry while simultaneously enhancing shareholder value.”

Mr. Nattrass added, “I’m very excited to see what lies ahead for urban-gro. Our strong balance sheet and positive cash flow gives us the flexibility to diversify our revenue streams and pursue profitable growth opportunities. Furthermore, our differentiated set of capabilities puts us in an optimal position to generate opportunities across all geographies, crops, and equipment types and cement our footprint in the burgeoning $17 billion global vertical farming market.”

1Adjusted EBITDA is a non-GAAP financial measure. Please see the information under “Non-GAAP Financial Measures” below for a description of Adjusted EBITDA and the table at the end of this press release for a reconciliation of this non-GAAP financial measure to GAAP results.

Dick Akright, Chief Financial Officer, concluded, “We generated our sixth consecutive quarter of positive Adjusted EBITDA in fourth quarter 2021, reflecting our ongoing commitment to grow in a profitable and cash generative manner. We enter 2022 with a strong balance sheet containing approximately $35 million of cash and no debt, giving us immense flexibility to execute on inorganic growth opportunities. We remain laser-focused on building shareholder value and returned approximately $5 million of cash to shareholders through our stock buyback program in 2021, which we also further increased earlier in 2022.”

Fourth Quarter 2021 Financial Results

Revenue was $19.0 million in the fourth quarter of 2021, as compared to $9.2 million in the prior year period, representing an increase of $9.7 million, or 106%. This increase was driven by a significant increase in cultivation equipment sales tied to an expansion in client base and incremental services revenue from acquisitions of $2.7 million. Organic revenue growth was 77.7%, excluding contribution from the 2WR+ acquisition.

Gross profit was $4.9 million, or 26% of revenue, in the fourth quarter of 2021, as compared to $1.7 million, or 18% of revenue, in the prior year period, representing an increase of $3.2 million, or approximately 8%. The increase in gross profit dollar and margin was driven by higher margin services revenues tied to an increased focus on building out our turnkey services offering.

Operating expenses were $5.6 million in the fourth quarter of 2021 compared to $2.0 million in the prior year period, representing an increase of $3.6 million. This increase in operating expenses was driven primarily by increased headcount to support both current and future growth, as well as costs associated with the 2WR+ acquisition.

Net loss was ($0.6) million, or ($0.06) per share, in the fourth quarter of 2021, as compared to a net loss of ($1.1) million, or a net loss per share of ($0.24), in the prior year period, representing an increase of $0.5 million, or $0.18 per share.

Adjusted EBITDA was $0.5 million in the fourth quarter of 2021, compared to $0.2 million in the prior year period. The increase in Adjusted EBITDA was driven by growth in revenues and gross profit, including the contribution from the acquisition of 2WR, and partially offset by increased operating expenses which include the Company’s ongoing investment to support its European expansion.

Summary Full Year 2021 Financial Results

●	Revenue was $62.1 million for the 2021 full year compared to $25.8 million in the prior year, representing an increase of $36.3 million, or 140%.

●	Net loss was ($0.9) million, or $0.09 per share, for the 2021 full year compared to a net loss of ($5.1) million, or ($1.06) per share, in the prior year, representing an increase of $4.2 million, or $0.97 per share. The increase in net income was driven by properly capitalizing the company so management could effectively execute on the strategic plan which is built on a high-margin services platform, which smoothly converts to the design, procurement, integration, and commissioning of equipment systems.
●	Adjusted EBITDA was $2.7 million, or 4.3% of revenue, for the 2021 full year compared to ($0.7) million, or (2.5%) of revenue, in the prior year, representing an increase of $3.3 million. The increase in Adjusted EBITDA and margin was driven by growth in revenues and gross profit offset by increased operating expenses which include the Company’s ongoing investment to support its European expansion.

Backlog as of December 31, 2021

Consolidated backlog is unrealized revenue represented by contractually committed equipment or service orders with deposits received. As of December 31, 2021, total backlog was $30.2 million, comprised of an equipment backlog of $24.8 million and a services backlog of $5.4 million.

Full Year 2022 Guidance

The Company is introducing its full year 2022 expectations as follows:

●	2022 full year revenue guidance of greater than $110 million, including urban-gro’s base revenue as well as revenue for partial year contribution from our pending Emerald acquisition.
●	2022 full year Adjusted EBITDA guidance of greater than $5 million, which includes partial year contribution from the expected Emerald acquisition.

Recent Developments

Emerald Construction Management Acquisition

On March 14, 2022 the Company announced the acquisition of Emerald Construction Management, Inc. pending usual closing conditions. The transaction will be funded with a combination of cash and UGRO common stock (issued out of corporate treasury stock from prior buyback program), including contingent consideration of up to $2.0 million based on achievement of certain performance metrics. The acquisition further extends urban-gro’s services into early-stage conceptual design and planning, and it creates the industry’s first fully integrated architecture-led design build offering targeting the cannabis and food-focused CEA sectors. The company expects the transaction to be accretive to earnings within the first year and drive significant waterfall revenue opportunities for urban-gro’s existing suite of products and services.

Conference Call Details

urban-gro will host a conference call and live audio webcast to discuss the operational and financial results today, March 29, 2022 at 4:30 PM ET. Interested participants and investors may access the conference call by dialing 877-407-3982 (U.S.), 201-493-6780 (International). The live webcast will be accessible on the Events page of the Investors section of the urban-gro website, ir.urban-gro.com, and will be archived for 90 days following the event.

Use of Non-GAAP Financial Information

We define Adjusted EBITDA as net income (loss) attributable to urban-gro, Inc., determined in accordance with GAAP, excluding the effects of certain operating and non-operating expenses including, but not limited to, interest expense, depreciation of tangible assets, amortization of intangible assets, impairment of investments, unrealized exchange losses, debt forgiveness and extinguishment, stock-based compensation expense, and acquisition costs that we do not believe reflect our core operating performance. We use Adjusted EBITDA as a measure of our operating performance. Adjusted EBITDA is a supplemental non-GAAP financial measure, and it is not a substitute for net income (loss), income (loss) from operations, cash flows from operating activities or any other measure prescribed by GAAP.

Our board of directors and management team focus on Adjusted EBITDA as a key performance and compensation measure. We believe that Adjusted EBITDA assists us in comparing our performance over various reporting periods because it removes from our operating results the impact of items that our management believes do not reflect our core operating performance.

There are limitations to using non-GAAP measures such as Adjusted EBITDA. Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA to compare the performance of those companies to our performance. Adjusted EBITDA should not be considered as a measure of the income generated by our business or discretionary cash available to us to invest in the growth of our business.

Definitions:

Organic Revenue is defined as net sales excluding, when they occur, the impact of currency, acquisitions and divestitures.

About urban-gro, Inc.

urban-gro, Inc.® (Nasdaq: UGRO) is a fully integrated architectural, engineering and cultivation systems integration company for commercial cannabis and food-focused Controlled Environment Agriculture (“CEA”) facilities. With experience in hundreds of CEA facilities spanning millions of square feet across the globe, we design, engineer and integrate complex environmental equipment systems into high-performance facilities. urban-gro’s gro-care® Managed Services Platform leverages the company’s expertise to reduce downtime, provide continuity, and drive facility optimization. Operating as a crop-agnostic solutions provider in both food and cannabis CEA sectors, our crop-focused end-to-end approach provides a single point of accountability across all aspects of growing operations. Visit urban-gro.com to discover how we help cultivators gro plants and gro profits.

Safe Harbor Statement

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. Such forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including statements related to the demand for our services and products, our ability to manage the adverse effect brought on by the COVID-19 pandemic, our ability to execute on our strategic plans, our ability to achieve positive cash flows or profitability, our ability to achieve and maintain cost savings, the sufficiency of our liquidity and capital resources, and our ability to achieve our key initiatives for 2022. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net Loss	$(604,185)	$(1,113,813)	$(875,667)	$(5,073,695)
Interest Expense	7,658	439,967	334,056	1,497,469
Interest Expense - BCF	-	-	636,075	-
Depreciation and Amortization	231,344	76,690	495,276	258,440
EBITDA	(365,183)	(597,156)	589,740	(3,317,786)

Loss of extinguishment of debt	-	-	790,723	-
PPP Loan Forgiveness	-	-	(1,032,316)	-
Transaction related costs	39,886	-	238,495	-
One-time employee expense	-	-	125,000	-
Impairment loss	-	-	-	310,000
Stock-based compensation	744,472	411,595	1,840,913	1,803,403
Unusual legal costs	126,246	-	126,246	-
Contingent consideration - purchase price	-	-	-	155,000
Unrealized exchange loss	-	397,292	-	397,292
Adjusted EBITDA	$545,421	$211,731	$2,678,801	$(652,091)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue
Equipment Systems	$15,581,737	$8,334,828	$55,560,126	$22,058,696
Services	3,033,803	412,753	5,043,764	1,902,969
Consumable Products	344,175	464,648	1,509,291	1,876,252
Total Revenue	18,959,715	9,212,229	62,113,181	25,837,917

Cost of Revenue	14,020,992	7,508,820	47,353,295	20,122,281
Gross Profit	4,938,723	1,703,409	14,759,886	5,715,636

Operating Expenses
General and Administrative	4,840,484	1,547,427	13,123,717	6,657,903
Stock-based compensation	744,472	411,596	1,840,913	1,803,403
Total Operating Expenses	5,584,956	1,959,023	14,964,630	8,461,306

Income (loss) from operations	(646,233)	(255,614)	(204,744)	(2,745,670)

Non-operating income (expenses)
Interest Expense	(7,658)	(439,968)	(334,056)	(1,497,469)
Interest expenses - beneficial conversion of notes payable	-	-	(636,075)
Loss on extinguishment of debt	-	-	(790,723)
Contingent consideration	-	-		(155,000)
Impairment of investment	-	-		(310,000)
Unrealized Exchange Loss	-	(397,292)		(397,292)
PPP Loan Forgiveness	-	-	1,032,316
Other income	49,706	(20,939)	57,615	31,736
Total non-operating income (expenses)	42,048	(858,199)	(670,923)	(2,328,025)

Income (loss) before income taxes	(604,185)	(1,113,813)	(875,667)	(5,073,695)

Income tax expense (benefit)	-	-	-	-
Net income (loss)	$(604,185)	$(1,113,813)	$(875,667)	$(5,073,695)

Comprehensive income (loss)	$(604,185)	$(1,113,813)	$(875,667)	$(5,073,695)

Earnings (loss) per share:
Earnings (loss) per share - basic and diluted	$(0.06)	$(0.24)	$(0.09)	$(1.06)

Weighted average share - basic and diluted	10,748,983	4,712,120	10,020,301	4,766,294

	December 31, 2021	December 31, 2020
Assets
Current Assets:
Cash	$34,592,190	$184,469
Accounts receivable, net	13,125,685	976,730
Inventories	514,756	537,104
Prepaid expenses and other current assets	11,248,266	3,547,068
Total current assets	59,480,897	5,245,371

Non-current assets:
Property and equipment, net	207,496	129,444
Operating lease right of use assets, net	689,704	88,888
Investments	4,210,358	1,710,358
Goodwill	7,992,121	902,067
Intangible assets, net	1,575,466	84,514
Total Non-current assets	14,675,145	2,915,271

Total Assets	$74,156,042	$8,160,642

Liabilities
Current Liabilities:
Accounts payable	$6,066,896	$653,998
Accrued expenses	3,878,278	1,798,494
Customer Deposits	13,345,451	4,878,863
Contingent Consideration	1,563,000	-
Notes payable	-	1,854,500
Revolving Facility	-	3,403,143
Term Loan, net	-	1,868,320
Operating lease liabilities	152,459	88,888
Total current liabilities	25,006,084	14,546,206

Non-current liabilities
Notes payable	-	1,020,600
Operating lease liabilities	542,003	-
Deferred tax liability	440,625	-
Total non-current liabilities	982,628	1,020,600

Total liabilities	25,988,712	15,566,806

Shareholders’ equity (deficit)
Preferred stock, $0.10 par value; 10,000,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 11,588,110 issued and 10,733,195 outstanding as of December 31, 2021, and 4,718,714 shares issued and outstanding as of December 31, 2020	11,588	4,719
Additional paid in capital	78,679,220	14,553,438
Treasury shares, cost basis: 854,915 shares as of Dcember 31, 2021	(7,683,490)	-
Accumulated deficit	(22,839,988)	(21,964,321)
Total shareholders’ equity (deficit)	48,167,330	(7,406,164)

Total liabilities and shareholders’ equity (deficit)	$74,156,042	$8,160,642

Investor Contacts:

Dan Droller - urban-gro, Inc.

EVP Corporate Development & Investor Relations

-or-

Jeff Sonnek – ICR, Inc.

720.730.8160

investors@urban-gro.com

Media Contact:

Mark Sinclair – MATTIO Communications

(650) 269-9530

urbangro@mattio.com